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                                                                    Exhibit 10.6


                      SECOND PURCHASE AGREEMENT AMENDMENT

            Second Amendment dated February 28, 1995 to Agreement for the Purchase and Sale of the National Accounts Division of the Martin-Brower Company and Martin-Brower of Canada, Ltd. dated November 10, 1994 (the "Agreement") among The Martin-Brower Company, a corporation organized under the laws of Delaware and Martin-Brower of Canada, Ltd., a corporation organized under the laws of Ontario, Canada (collectively the "Sellers") , and ProSource, Inc., a corporation organized under the laws of Delaware (the "Buyer") .

            WHEREAS, on November 10, 1994, the Sellers and the
Buyer entered into the Agreement;

            WHEREAS, the Sellers and the Buyer entered into a Purchase Agreement Amendment on February 24, 1995 (the "Purchase Agreement Amendment") ; and

            WHEREAS, the Sellers and the Buyer wish to clarify two items contained in the Purchase Agreement Amendment.

            NOW, THEREFORE, the Agreement and the Purchase Agreement Amendment are hereby amended as follows:

            1. Paragraph 15 of the Purchase Agreement Amendment is amended to read in its entirety as follows:

            13.15 Right to Entertain Offers. Notwithstanding any other provision of this Agreement, Sellers shall have the absolute right to entertain discussions with respect to the sale of the Business with parties other than the Buyer. Without limiting the generality of the foregoing, such right shall include a right to provide any potential purchaser of the Business with any documents, work papers and other materials in the possession of the Sellers relating to the Business, whether or not confidential, so long as the provision of such information is subject to comparable confidentiality limitations as those set forth in Section 13.14 of this Agreement. The parties expressly agree that entertainment of offers and provision of information by the Sellers in the manner set forth herein shall not constitute a violation or breach of this Agreement by the Sellers. In the event that prior to the Closing Date the Sellers receive a bona fide offer from a financially responsible party to purchase the Business at a price (and a cash component thereof) equal to or greater than the Purchase Price (and the cash component thereof) pursuant to a definitive agreement (the "Alternate Agreement") , Sellers shall have the absolute right (the "Alternate Agreement Termination Right"), with no liability to the Buyer, to give notice to
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Buyer that this Agreement will terminate concurrently with the execution and delivery of the Alternate Agreement on a date, not earlier that two Business Days after such notice is given, specified in such notice unless Buyer receives a definitive loan agreement or commitment letter as described in the following sentence. Sellers' Alternate Agreement Termination Right shall terminate upon receipt by Sellers of a copy of a definitive loan agreement or a commitment letter in customary form from Buyer's bank for the financing required for the acquisition of the Business. Termination of sellers' Alternate Agreement Termination Right shall not be interpreted (a) to preclude or restrict Sellers' right to entertain offers and provide information to potential purchasers of the Business set forth in this Section 13.15, or (b) to extend the Termination Date of this Agreement beyond March 31, 1995.

            2.    Subparagraph 7 under Covenants in Attachment to
Annex 1.1N of the Purchase Agreement Amendment is amended to read in its entirety as follows:

            7. Restrictions on transactions with affiliates, or investments in other entities (whether in the form of loans or equity), excluding the $792,796 per annum (subject to annual increase for increases in the CPI) management fee to be paid by debtor to Onex Corporation, or a subsidiary thereof, which would have the same effect as a prohibited dividend.

                                        SELLERS :
                                        THE MARTIN-BROWER COMPANY

                                        By:/s/ John C. Winton
                                           --------------------------
                                        Its:    Sr. V.P. Finance
                                            -------------------------

                                        MARTIN-BROWER OF CANADA, LTD.

                                        By:/s/ John C. Winton
                                           --------------------------
                                        Its:    Director
                                            -------------------------

                                        BUYER:
                                        PROSOURCE, INC.

                                        By:/s/ D.R. Parker
                                           --------------------------

                                        Its:    Chairman
                                            -------------------------


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